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EXHIBIT NO. 21

                   SUBSIDIARIES OF THE PROGRESSIVE CORPORATION


                                                                  Jurisdiction
                                                                       of
Name of Subsidiary                                                Incorporation
------------------                                                --------------

1890 Insurance Agency, Inc.                                       Wyoming
Airy Insurance Center, Inc.                                       Pennsylvania
Allied Insurance Agency, Inc.                                     Ohio
Express Quote Services, Inc.                                      Florida
Garden Sun Insurance Services, Inc.                               Hawaii
Gold Key Insurance Agency                                         California
Greenberg Financial Insurance Services, Inc.                      California
Halcyon Insurance Company                                         Ohio
Husky Sun Insurance Services, Inc.                                Washington
Insurance Confirmation Services, Inc.                             Delaware
Lakeside Insurance Agency, Inc.                                   Ohio
Maryland Auto Insurance Solutions, Inc.                           Maryland
Midland Financial Group, Inc.                                     Tennessee
     Agents Financial Services - Tennessee, Inc.                  Tennessee
         Agents Financial Services - Illinois, Inc. (90% owned)   Illinois
     Agents Financial Services, Inc. (40% owned)                  Florida
     AutoSurance of America, Inc.                                 Arizona
     Progressive Home Insurance Agency                            Tennessee
         Specialty Risk Insurance Company                         Tennessee
     Midland Risk Services, Inc.                                  Tennessee
         Midland Risk Services - Arizona, Inc.                    Arizona
                  Midland Risk Services - Nevada, Inc.            Nevada
         Midland Risk Insurance Services - California, Inc.       California
         Midland Risk Services - Illinois, Inc. (85% owned)       Illinois
         Midland Risk Services - Tennessee, Inc.                  Tennessee
Mountain Laurel Assurance Company                                 Pennsylvania
Mountainside Insurance Agency, Inc.                               Colorado
National Continental Insurance Company                            New York
Pacific Motor Club                                                California
PCIC Canada Holdings, Ltd.                                        Canada
     Progressive Casualty Insurance Company of Canada             Canada
Progny Agency, Inc.                                               New York
Progressive Adjusting Company, Inc.                               Ohio
Progressive American Insurance Company                            Florida
     Bayside Underwriters Insurance Agency, Inc.                  Florida
Progressive American Life Insurance Company                       Ohio
     Progressive Life Insurance, Ltd.                             Turks & Caicos
                                                                    Islands
Progressive Auto Pro Insurance Agency, Inc.                       Florida
Progressive Auto Pro Insurance Company                            Florida
Progressive Bayside Insurance Company                             Florida
Progressive Capital Management Corp.                              New York
Progressive Casualty Insurance Company                            Ohio
     PC Investment Company                                        Delaware
     Progressive Gulf Insurance Agency                            Mississippi
     Progressive Specialty Insurance Company                      Ohio

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Progressive Classic Insurance Company                             Wisconsin
Progressive Consumers Insurance Company                           Florida
Progressive DirecTrac Service Corp.                               Texas
Progressive Express Insurance Company                             Florida
Progressive Hawaii Insurance Corp.                                Hawaii
Progressive Insurance Agency, Inc.                                Ohio
Progressive Agency Holdings Corp.                                 Ohio
       Barry Scott Companies, Inc.                                Delaware
         Barry Scott Agency, Inc.                                 New York
         Baron Cycle, Inc.                                        New York
         Barry Scott Acquisition Corp.                            New York
              Aard Vark Agency, Ltd.                              New York
Progressive Investment Company, Inc.                              Delaware
     RRM Holdings, Inc.                                           Delaware
Progressive Marathon Insurance Company                            California
Progressive Max Insurance Company                                 Ohio
Progressive Michigan Insurance Company                            Michigan
Progressive Mountain Insurance Company                            Colorado
Progressive Northeastern Insurance Company                        New York
Progressive Northern Insurance Company                            Wisconsin
     Progressive Premier Insurance Company of Illinois            Illinois
     Progressive Universal Insurance Company of Illinois          Illinois
Progressive Northwestern Insurance Company                        Washington
Progressive Paloverde Insurance Company                           Arizona
Progressive Preferred Insurance Company                           Ohio
Progressive Premium Budget, Inc.                                  Ohio
Progressive Resources Services Company                            Ohio
Progressive Security Insurance Company                            Louisiana
Progressive Southeastern Insurance Company                        Florida
Progressive West Insurance Company                                California
Silver Key Insurance Agency, Inc.                                 Nevada
The Progressive Agency, Inc.                                      Virginia
United Financial Casualty Company                                 Missouri
United Financial Insurance Agency, Inc.                           Ohio
United Financial Insurance Agency, Inc.                           Washington
Village Transport Corp.                                           Delaware
Wilson Mills Land Co.                                             Ohio



Except as indicated, each subsidiary is wholly owned by its parent